UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2011

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 6, 2011, Roger L. Ogden notified the Board of Directors (the "Board") of Fisher Communications, Inc. (the "Company") of his decision to resign from the Board effective October 7, 2011. Mr. Ogden’s resignation was not due to any disagreement with the Company or the Board. Mr. Ogden, a director of The E.W. Scripps Company ("Scripps") since 2008, resigned from the Board as a result of Scripps’ October 3, 2011 agreement to acquire the television station group owned by McGraw-Hill Broadcasting, which includes KERO and KZKC in Bakersfield, California. Because the Company owns and operates KBAK-TV and KBFX-CA in Bakersfield, Mr. Ogden’s resignation was made to ensure Scripps’ continued compliance with the Federal Communications Commission’s media ownership rules after the closing of its acquisition of the McGraw-Hill Bakersfield stations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

October 13, 2011	By:	/s/ Colleen B. Brown

Name: Colleen B. Brown
Title: President and Chief Executive Officer